Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Independence Contract Drilling, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Anthony Gallegos, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 4, 2021

/s/ J. Anthony Gallegos, Jr.
J. Anthony Gallegos, Jr.
Chief Executive Officer